Exhibit III

Breakdown of registered

securities held by or

for the account of the registrant

Title of Issue	Amount as to which registration is effective			Amount held by or for the account of the Registrant

1.625% Notes due March 15, 2013	USD	3,500,000,000		USD	34,000
3.25% Notes due May 15, 2013	USD	3,000,000,000		USD	17,079,000
3.375% Notes due June 12, 2013	USD	1,000,000,000		USD	823,000
1.875% Notes due June 17, 2013	USD	3,000,000,000		USD	1,754,000
1.25% Notes due September 17, 2013	USD	3,000,000,000		USD	122,000
1.25% Notes due February 14, 2014	USD	4,500,000,000	(1)	USD	63,000
2.375% Notes due March 14, 2014	USD	3,000,000,000		USD	891,000
1.50% Notes due May 15, 2014	USD	4,000,000,000		USD	26,444,000
3.125% Notes due June 4, 2014	USD	4,500,000,000	(2)	USD	3,798,000
2.875% Notes due January 15, 2015	USD	3,000,000,000		USD	224,000
2.75% Notes due March 23, 2015	USD	3,000,000,000		USD	15,393,000
1.125% Notes due April 15, 2015	USD	3,500,000,000		USD	149,818,000
1.625% Notes due September 01, 2015	USD	4,000,000,000		USD	212,000
4.625% Notes due October 20, 2015	USD	1,000,000,000		USD	126,000
1.375% Notes due October 20, 2015	USD	3,000,000,000		USD	201,000
4.875% Notes due February 16, 2016	USD	2,000,000,000		USD	583,000
2.25% Notes due March 15, 2016	USD	3,500,000,000		USD	863,000
2.50% Notes due May 16, 2016	USD	3,500,000,000		USD	1,782,000
2.125% Notes due July 15, 2016	USD	3,000,000,000		USD	95,126,000
5.125% Notes due September 13, 2016	USD	3,000,000,000		USD	555,000
1.25% Notes due October 14, 2016	USD	3,000,000,000		USD	10,311,000
5.125% Notes due May 30, 2017	USD	3,000,000,000		USD	33,000
1.125% Notes due September 15, 2017	USD	4,500,000,000		USD	52,995,000
1.00% Notes due December 15, 2017	USD	3,000,000,000		USD	608,000
4.875% Notes due February 15, 2036	USD	1,000,000,000		USD	453,000
3.125% Notes due October 15, 2015	EUR(3)	5,624,000,000		EUR(3)	4,599,000
4.625% Notes due April 15, 2020	EUR(3)	5,000,000,000		EUR(3)	5,030,000
2.15% Notes due January 18, 2027	JPY(4)	50,000,000,000		JPY(4)	9,900,000

(1)          As of December 31, 2012, the amount outstanding was $4,250,000,000.

(2)          As of December 31, 2012, the amount outstanding was $4,000,000,000.

(3)          The USD equivalent amount may be calculated using the EUR/USD conversion rate of 1.3194 utilized for establishing the balance sheet of the registrant as at December 31, 2012.

(4)          The USD equivalent amount may be calculated using the JPY/USD conversion rate of 86.6400 as at December 31, 2012.